UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 31, 2013 (January 31, 2013)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 31, 2013, Rite Aid Corporation (the “Company”) announced the commencement of a series of debt refinancing transactions, which are expected to include: (i) the amendment and restatement of the Company’s existing revolving credit facility; (ii) the refinancing of the Company’s $1.039 billion Tranche 2 Term Loan due 2014 with the proceeds of a new term loan, together with borrowings under the amended revolving credit facility; and (iii) cash tender offers (collectively, the “Tender Offers”) for any and all of the Company’s 9.750% Senior Secured Notes due 2016 (the “9.750% Notes”) (CUSIP No. 767754BX1), 10.375% Senior Secured Notes due 2016 (the “10.375% Notes”) (CUSIP No. 767754BV5) and 6.875% Senior Debentures due 2013 (the “6.875% Debentures” and together with the 9.750% Notes and the 10.375% Notes, the “Notes”) (CUSIP No. 767754AD6), with the proceeds from new first and/or second lien term loans, together with borrowings under the amended revolving credit facility and available cash.

As part of the Tender Offers, the Company is also soliciting consents (collectively, the “Consent Solicitations”) for certain amendments that would eliminate or modify certain covenants, events of default and other provisions contained in the indentures governing the Notes.  The Company intends to redeem any 9.750% Notes and 10.375% Notes not tendered in the Tender Offers and Consent Solicitations.  The Company intends to satisfy and discharge any 6.875% Debentures that remain outstanding after the Tender Offer and Consent Solicitation.  Holders of 6.875% Debentures that are satisfied and discharged will continue to receive regular interest payments and repayment of their 6.875% Debentures will be made at maturity on August 15, 2013. In addition, on January 25, 2013, the Company called for redemption, and will redeem on February 25, 2013, all of its $6.0 million aggregate principal amount of outstanding 9.25% Senior Notes due 2013.

A copy of the press release announcing the refinancing transactions is hereby incorporated by reference and attached hereto as Exhibit 99.1.

This report does not constitute a notice of redemption under the optional redemption provisions of the indenture governing any series of the Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press Release announcing the refinancing transactions, dated January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: January 31, 2013	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing the refinancing transactions, dated January 31, 2013.